Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of The FINOVA Group Inc. on Form S-3/A of our report dated February 10, 1999, April 23, 1999 as to Note T (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in that Note) appearing in the Annual Report on Form 10-K/A of The FINOVA Group Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Phoenix, Arizona
June 7, 1999